EXHIBIT 23(a)

                                  CONSENT OF COUNSEL


          Motors Mechanical Reinsurance Company, Limited:

          We hereby consent to (i) the filing of our opinion as Exhibit 5 to this Registration Statement, and (ii) the reference to our name under the captions "Barbados Corporate Laws Provisions," "Legal Matters" and "Experts" in the Prospectus which is part of this Registration Statement.



                                             s/EVELYN, GITTENS & FARMER




          Bridgetown, Barbados
          April 19, 1995